Exhibit 3.1
COMPOSITE
CERTIFICATE OF INCORPORATION OF
POPULAR, INC.
FIRST: The name of the Corporation is Popular, Inc.
SECOND: The principal office of the Corporation shall be at the Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918 and its resident agent at such address is Brunilda Santos de Alvarez.
THIRD: The nature of the business and the purposes of the Corporation are to engage in, carry out and conduct, for profit, to the extent permitted by law, the following activities:
     1. To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of, and deal in and with the personal or mixed property of every kind and description, including shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, or other interests in debentures, notes, mortgages, or other contracts or obligations and any certificates, receipts or other instruments representing options. rights or warrants to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets of or created or issued by any person, or persons, corporation or corporations, association or associations, domestic or foreign, including agencies, instrumentalities, authorities, administrations, corporations or other public governmental bodies or subdivisions thereof, and to pay therefor, in whole or in part, in cash or by exchanging therefor, stocks, bonds, or other evidences of indebtedness or securities of this or other corporation, and while the owner or holder of any such personal or mixed property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect and dispose of the interest, dividends, and income arising from such property and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned to the same extent as a natural person might or could do.
     2. To purchase or otherwise acquire and own, hold, use, sell, assign, transfer, exchange and convey, pledge, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber or dispose of real estate whether improved or unimproved, and any right, privilege or interest of any kind whatsoever therein, and to manage, operate, own, hold, deal in and dispose of all or any part of such property and assets whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of such business and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, to the same extent as a natural person might or could do; provided, however, that the Corporation shall not he authorized, as respects real property located within the Commonwealth of Puerto Rico, to conduct the business of buying and selling real estate, and shall in all other respects be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico.
     3. To aid either by loans or by guaranty of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities whereof are held by this corporation or in which it shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this Corporation or in which it at the same time may be interested.
     4. To endorse or guarantee the payment of principal, interest, or dividends on securities and to guarantee the performance of sinking funds or other obligations of, and to guarantee in any way permitted by law the performance of any contracts or obligations of every kind and description with or of any person, firm, association, corporation or of the government or subdivisions thereof.
     5. To lend its surplus or uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governmental bodies or subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

     6. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time, to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the Commonwealth of Puerto Rico; and to secure the same by mortgage upon, or the pledge, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation then owned or thereafter acquired.
     7. To merge into or consolidate with, and to enter into agreements and cooperative relations, not in contravention of law, with any person, firm, association or corporation; to purchase or otherwise acquire and to hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own shares of capital stock or other securities from time to time to the extent and upon such terms as shall be permitted by the laws of the Commonwealth of Puerto Rico; provided, however, that shares of its own capital stock so purchased or held shall not be directly or indirectly voted, nor shall they be entitled to the payment of dividends during such period or periods as they shall be held by the Corporation.
     8. To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.
     9. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:
     (a) inventions, devices, formulas, processes and any improvements and modifications thereof,
     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the Commonwealth of Puerto Rico, the Government of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;
     (c) franchises, licences, grants and concessions.
     10. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Puerto Rico; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.
     11. To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the Commonwealth of Puerto Rico.
     12. To the extent permitted by law, and subject to obtaining the license required under the provisions of Section 9.060 of the Insurance Code of Puerto Rico (26 LPRA 906), to act as agent for insurance companies in soliciting and receiving applications for property, marine and transportation, vehicle, casualty surety and title insurance, and all other kinds of insurance except life and disability insurance, the collection of premiums, and doing such other business as may be delegated to agents by such companies, and to conduct a general insurance agency business.
     13. To organize or cause to be organized under the laws of the Commonwealth of Puerto Rico, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.
     14. To conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Puerto Rico, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.
     15. To such extent as a corporation organized under the laws of the Commonwealth of Puerto Rico may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Puerto Rico.
     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or interference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation.
     FOURTH: The Corporation is to have perpetual existence.
     FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.00.
          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is one billion seven hundred thirty million shares (1,730,000,000), of which one billion seven hundred million shares (1,700,000,000) shall be shares of Common Stock of the par value of $0.01 per share (hereinafter called “Common Stock”), and thirty million (30,000,000) shall be shares of Preferred Stock without par value (hereinafter called “Preferred Stock”).
          The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.
          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:
               (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:
(a)	the designation of such series;

(b)	the purchase price that the Corporation shall receive for each share of such series:

(c)	the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

(d)	whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(e)	the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f)	whether the shares of such series shall be convertible into or exchangeable for shares of any other class of classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g)	the extent, if any, to which the holders of the shares of such series shall he entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

(h)	the restrictions and conditions, if any, upon the reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

(i)	the rights of the holders of the shares of such series upon the dissolution of or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.
               (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.
               (3) Pursuant to the authority conferred by this Article FIFTH, the Board of Directors or a duly appointed committee thereof, has created the following series of Preferred Stock, with the number of shares included in each such series, and the designation, powers, preferences and rights, qualifications, limitations or restrictions thereof fixed as stated and expressed with respect to each such series in the respective appendix attached hereto and incorporated herein by reference and made a part of this Restated Certificate of Incorporation for all purposes:

Annex A	6.375% Non-cumulative Monthly Income Preferred Stock, Series A

Annex B	8.25% Non-cumulative Monthly Income Preferred Stock, Series B
     SIXTH: The Board of Directors shall have the power, whenever it may deem necessary to so act, from time to time, to authorize the issue of new shares of stock. The common stockholders of record on any date designated by resolution of the Board of Directors shall preference for the subscription for common stock on a pro rata basis unless the Board of Directors unanimously resolves otherwise, but the stockholders shall have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any Dividend Reinvestment and Stock Purchase Plan of the Corporation or which may be authorized in order to exchange such new shares of stock for property which the Board of Directors may consider convenient or necessary for the Corporation to acquire, nor shall the stockholders have any right of preference therefore in the event of new issues of stock in payment of services rendered to the Corporation, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services for the Corporation.
     SEVENTH: The name and address of each incorporator is:

	Name	Address

1.	Socorro Santiago	1395 San Alfonso Avenue Urb. Altamira Rio Piedras, Puerto Rico

2.	Annie Serrano	DH-27 Llanuras Street Rio Hondo IV Bayamón, Puerto Rico

3.	Julie Vázquez	31st Street, AE-22 Villas de Loiza Canóvanas, Puerto Rico
     EIGHTH: (1) The Board shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be not less than nine (9) nor more than twenty-five (25). The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1991; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1992; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1993. Except as provided in this Article Eighth, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of stockholders for which the director stands for election and entitled to elect such director.

               (2) Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.
               (3) Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of two-third (2/3) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
          The Board of Directors may from time to time, in the manner provided for in the by-laws of the Corporation, hold its regular or extraordinary meetings outside of Puerto Rico.
     NINTH: The Board of Directors may, upon resolution approved by an absolute majority thereof from time to time (after adoption of the original by-laws of the Corporation) adopt, amend or repeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be adopted, by the stockholders of the Corporation.
     TENTH: The affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of outstanding shares of the Corporation shall be required (i) to amend this Article TENTH, (ii) to approve any Business Combination for which stockholder approval is required by applicable law or (iii) to approve the voluntary dissolution of the Corporation, notwithstanding that applicable law would otherwise permit any of the above with the approval of fewer shares or without the approval of any shares.

          For purposes of this Article TENTH, the term “Business Combination” shall mean:
(a)	a merger, reorganization or consolidation in which the Corporation is a constituent corporation; or

(b)	the sale, lease, or hypothecation of substantially all the assets of the Corporation.
          Other than with respect to this Article TENTH, the affirmative vote of the holders of not less than two-thirds of the total number of outstanding shares of the Corporation shall be required to amend these Articles of Incorporation, notwithstanding, that applicable law would otherwise permit such amendment with the approval of fewer shares or without the approval of any shares.
     ELEVENTH: (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
               (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or-suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.
               (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific ease upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
               (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to he indemnified by the Corporation as authorized in this Article ELEVENTH.
               (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
               (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other State of the United States or foreign country as may be applicable.

ANNEX A
CERTIFICATE OF DESIGNATION
OF THE BOARD OF DIRECTORS OF POPULAR, INC.
6.375% NONCUMULATIVE MONTHLY INCOME PREFERRED STOCK, 2003 SERIES A
(Pursuant to Article 5.01 of the General Corporation Law of the Commonwealth of Puerto Rico)
          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation and delegated to the Funding Committee in accordance with the provisions of its Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and it hereby is created.
          FURTHER RESOLVED, that the Funding Committee designated by the Board of Directors, acting through Richard L. Carrión, David H. Chafey, Jr. and Jorge A. Junquera, has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation.
          FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:
     A. Designation and Amount
          The shares of such series of Preferred Stock shall be designated as the “6.375% Noncumulative Monthly Income Preferred Stock, 2003 Series A” (hereinafter called the “2003 Series A Preferred Stock”), and the number of authorized shares constituting such series shall be 7,475,000.
     B. Dividends
          1. Holders of record of the 2003 Series A Preferred Stock (“Holders”) will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or an authorized committee thereof (the “Board of Directors”), out of funds of the Corporation legally available therefor, noncumulative cash dividends at the annual rate per share of 6.375% of their liquidation preferences, or $0.1328125 per share per month, with each aggregate payment made to each record holder of the 2003 Series A Preferred Stock being rounded to the next lowest cent.

          2. Dividends on the 2003 Series A Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) monthly in arrears in United States dollars commencing on March 31, 2003, and on the last day of each calendar month of each year thereafter to the holders of record of the 2003 Series A Preferred Stock as they appear on the books of the Corporation on the fifteenth day of the month for which the dividends are payable, unless the Board of Directors or a committee thereof shall establish a different record date. In the case of the dividend payable on March 31, 2003, such dividend shall cover the period from the date of issuance of the 2003 Series A Preferred Stock to March 31, 2003. In the event that any date on which dividends are payable is not a Business Day (as defined below), then payment of the dividend payable on such date will be made on the next succeeding Business Day without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A “Business Day” is a day other than a Saturday, Sunday or a general bank holiday in San Juan, Puerto Rico or New York, New York.
          3. Dividends on the 2003 Series A Preferred Stock will be noncumulative. The Corporation is not obligated or required to declare or pay dividends on the 2003 Series A Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of the Corporation or a committee thereof does not declare a dividend payable on a dividend payment date in respect of the 2003 Series A Preferred Stock, then the holders of such 2003 Series A Preferred Stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date and the Company will have no obligation to pay the dividend accrued for such monthly dividend period or to pay any interest thereon, whether or not dividends on such 2003 Series A Preferred Stock are declared for any future monthly dividend period.
          4. The amount of dividends payable for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.
          5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such 2003 Series A Preferred Stock.
          6. So long as any shares of the 2003 Series A Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the 2003 Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the 2003 Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the 2003 Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless (i) all accrued and unpaid dividends on the 2003 Series A Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously, (ii) the full monthly dividend on the 2003 Series A Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (iii) the Corporation has not defaulted in the payment of the redemption price of any shares of 2003 Series A Preferred Stock called for redemption.
          7. When dividends are not paid in full on the 2003 Series A Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the 2003 Series A Preferred Stock, all dividends declared upon the 2003 Series A Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the 2003 Series A Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the accrued dividends per share on the 2003 Series A Preferred Stock for the then current dividend period bears to the accrued dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend).
          8. Holders of record of the 2003 Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of 2003 Series A Preferred Stock.
     C. Conversion
          1. The 2003 Series A Preferred Stock will not be convertible into or exchangeable for any other securities of the Corporation.
     D. Redemption at the Option of the Corporation
          1. The shares of the 2003 Series A Preferred Stock are not redeemable prior to March 31, 2008. On and after that date, the shares of the 2003 Series A Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, with the consent of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to the extent required by Section D. 8 below, upon not less than thirty nor more than sixty days’ notice by mail, at the redemption prices set forth below, during the periods set forth below, plus accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date (without any cumulation for unpaid dividends for prior dividend periods on the 2003 Series A Preferred Stock) to the date fixed for redemption.

Period	Redemption Price
March 31, 2008 to March 30, 2009	$25.50
March 31, 2009 to March 30, 2010	$25.25
March 31, 2010 and thereafter	$25.00
          2. In the event that less than all of the outstanding shares of the 2003 Series A Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the 2003 Series A Preferred Stock may at the time be listed or eligible for quotation.
          3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of 2003 Series A Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date. The notice of redemption to each holder of shares of 2003 Series A Preferred Stock shall specify the number of shares of 2003 Series A Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of 2003 Series A Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of 2003 Series A Preferred Stock.
          4. Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall default in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of 2003 Series A Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.
          5. At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the 2003 Series A Preferred Stock to be redeemed with a bank or trust company designated by the Board of Directors (which may include a banking subsidiary of the Corporation) having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least

$50,000,000 (hereinafter referred to as the “Depositary”), to be held in trust by the Depositary for payment to the holders of the shares of the 2003 Series A Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the 2003 Series A Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the 2003 Series A Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.
          6. Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the 2003 Series A Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.
          7. Any shares of the 2003 Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
          8. To the extent required to have the 2003 Series A Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of 2003 Series A Preferred Stock may not be redeemed by the Corporation without the prior consent of the Federal Reserve Board.
     E. Liquidation Preference
          1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of 2003 Series A Preferred Stock will be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the 2003 Series A Preferred Stock, distributions upon liquidation in the amount of $25 per share plus an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods on the 2003 Series A Preferred Stock) for the current monthly dividend period to the date of payment. Such amount shall be paid to the holders of the 2003 Series A Preferred Stock prior to any payment or distribution to the holders of the common stock of the Corporation or of any other class of stock or series thereof of the Corporation ranking junior to the 2003 Series A Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.
          2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the 2003 Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the 2003 Series A Preferred Stock are not paid in full, the holders of the 2003 Series A Preferred

Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of 2003 Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.
          3. Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.
     F. Voting Rights
          1. Except as described in this Section F, or except as required by applicable law, holders of the 2003 Series A Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation on any matter.
          2. If the Corporation does not pay dividends in full on the 2003 Series A Preferred Stock for eighteen monthly dividend periods, whether consecutive or not, the holders of outstanding shares of the 2003 Series A Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the 2003 Series A Preferred Stock and any such other stock will be entitled to convene such meeting. The provisions of the Restated Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the 2003 Series A Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods. Thereafter, the right to appoint two directors as described above would only arise if the Corporation does not pay dividends in full on the 2003 Series A Preferred Stock for eighteen additional monthly dividend periods.
          3. Any amendment, alteration or repeal of the terms of the 2003 Series A Preferred Stock by way of amendment of the Corporation’s Restated Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the 2003 Series A Preferred Stock) which would adversely affect the powers, preferences or rights of the 2003 Series A Preferred Stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of the 2003 Series A Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of the 2003 Series A Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the 2003 Series A Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the 2003 Series A Preferred Stock.
          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the 2003 Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
          4. No vote of the holders of the 2003 Series A Preferred Stock will be required for the Corporation to redeem or purchase and cancel the 2003 Series A Preferred Stock in accordance with the Restated Certificate of Incorporation of the Corporation.
          5. The Corporation will cause a notice of any meeting at which holders of any series of Preferred Stock are entitled to vote to be mailed to each record holder of such series of Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.
          6. Except as set forth in this Section F, holders of 2003 Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.
     G. Rank
          The 2003 Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation, to the Corporation’s Series A Participating Cumulative Preferred Stock and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the 2003 Series A Preferred Stock (or to a number of series of Preferred Stock which includes the 2003 Series A Preferred Stock); (ii) on a parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on a parity with the 2003 Series A Preferred Stock (or with a number of series of Preferred Stock which includes the 2003 Series A Preferred Stock); and (iii) subject to the provisions of Section F.3 hereof, junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the 2003 Series A Preferred Stock (or to a number of series of Preferred Stock which includes the 2003 Series A Preferred Stock). For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     H. Form of Certificate for 2003 Series A Preferred Stock; Transfer and Registration
          1. The 2003 Series A Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of 2003 Series A Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the 2003 Series A Preferred Stock, as the sole owner of such share for all purposes.
          2. The transfer of a share of 2003 Series A Preferred Stock may be registered upon the surrender of the certificate evidencing the share of 2003 Series A Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.
          3. Registration of transfers of shares of 2003 Series A Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.
          4. The Corporation will not be required to register the transfer of a share of 2003 Series A Preferred Stock after such share has been called for redemption.
     I. Replacement of Lost Certificates
          If any certificate for a share of 2003 Series A Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.
     J. No Preemptive Rights
          Holders of the 2003 Series A Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Corporation.
     K. No Repurchase at the Option of Holders; Miscellaneous
          Holders of the 2003 Series A Preferred Stock will have no right to require the Corporation to redeem or repurchase any shares of 2003 Series A Preferred Stock, and the shares of 2003 Series A Preferred Stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the 2003 Series A Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

ANNEX B
CERTIFICATE OF DESIGNATION
OF THE BOARD OF DIRECTORS OF
POPULAR, INC.
8.25% NON-CUMULATIVE MONTHLY INCOME PREFERRED STOCK, SERIES B
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of Popular, Inc. (the “Corporation”) and delegated to the Pricing Committee consisting of Richard L. Carrión, Manuel Morales, Jr. and Frederic V. Salerno (the “Pricing Committee”), in accordance with the provisions of its Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and it hereby is created.
     FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:
A. Designation and Amount
     The shares of such series of Preferred Stock shall be designated as the “8.25% Non-cumulative Monthly Income Preferred Stock, Series B” (hereinafter called the “Series B Preferred Stock”), and the number of authorized shares constituting such series shall be 16,000,000.
B. Dividends
     1. Holders of record of the Series B Preferred Stock (“Holders”) will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or an authorized committee thereof (the “Board of Directors”), out of funds of the Corporation legally available therefor, non-cumulative cash dividends at the annual rate per share of $2.0625, which is equivalent to 8.25% of their liquidation preference of $25.00 per share, or $0.171875 per share per month, with each aggregate payment made to each record holder of the Series B Preferred Stock being rounded to the next lowest cent.
     2. Dividends on the Series B Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) monthly in arrears in United States dollars commencing on June 30, 2008, and on the last day of each calendar month of each year thereafter to the holders of record of the Series B Preferred Stock as they appear on the books of the Corporation on the fifteenth day of the month, whether or not a Business Day, for which the dividends are payable, unless the Board of Directors or a committee thereof shall establish a different record date. In the case of the dividend payable on June 30, 2008, such dividend shall cover the period from the date of issuance of the Series B Preferred Stock to June 30, 2008. In the event that any date on which dividends are payable is not a Business Day (as defined below), then payment of the dividend payable on such date will be made on the next succeeding Business Day without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A “Business Day” is a day other than a Saturday, Sunday or a general bank holiday in San Juan, Puerto Rico or New York, New York.
     3. Dividends on the Series B Preferred Stock will be non-cumulative. The Corporation is not obligated or required to declare or pay dividends on the Series B Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of the Corporation or a committee thereof does not declare a dividend payable on a dividend payment date in respect of the Series B Preferred Stock, then the holders of such Series B Preferred Stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date and the Company will have no obligation to pay the dividend accrued for such monthly dividend period or to pay any interest thereon, whether or not dividends on such Series B Preferred Sock are declared for any future monthly dividend period.
     4. The amount of dividends payable for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.
     5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series B Preferred Stock.
     6. So long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless (i) all accrued and unpaid dividends on the Series B Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously, (ii) the full monthly dividend on the Series B Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (iii) the Corporation has not defaulted in the payment of the redemption price of any shares of Series B Preferred Stock called for redemption.
     7. When dividends are not paid in full on the Series B Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the accrued dividends per share on the Series B Preferred Stock for the then current dividend period bears to the accrued dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend).
     8. Holders of record of the Series B Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of Series B Preferred Stock.
C. Conversion
     1. The Series B Preferred Stock will not be convertible into or exchangeable for any other securities of the Corporation.
D. Redemption at the Option of the Corporation
     1. The shares of the Series B Preferred Stock are not redeemable prior to May 28, 2013. On and after that date, the shares of the Series B Preferred Stock will be redeemable in whole or in part for cash from time to time at the option of the Corporation, with the consent of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to the extent required by Section D.8 below, upon not less than thirty nor more than sixty days’ notice by mail, at the redemption prices set forth below, during the periods set forth below, plus accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date (without any cumulation for unpaid dividends for prior dividend periods on the Series B Preferred Stock) to the date fixed for redemption.

Period	Redemption Price
May 28, 2013 to May 28, 2014	$25.50
March 29, 2014 to May 28, 2015	$25.25
May 29, 2015 and thereafter	$25.00
     2. In the event that less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series B Preferred Stock may at the time be listed or eligible for quotation.
     3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date. The notice of redemption to each holder of shares of Series B Preferred Stock shall specify the number of shares of Series B Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of Series B Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.
     4. Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall default in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series B Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.
     5. At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed with a bank or trust company designated by the Board of Directors (which may include a banking subsidiary of the Corporation) having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depositary”), to be held in trust by the Depositary for payment to the holders of the shares of the Series B Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Series B Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.
     6. Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Series B Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.
     7. Any shares of the Series B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     8. To the extent required to have the Series B Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series B Preferred Stock may not be redeemed by the Corporation without the prior consent of the Federal Reserve Board.
E. Liquidation Preference
     1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of Series B Preferred Stock will be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the Series B Preferred Stock, distributions upon liquidation in the amount of $25.00 per share plus an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods on the Series B Preferred Stock) for the current monthly dividend period to the date of payment. Such amount shall be paid to the holders of the Series B Preferred Stock prior to any payment or distribution to the holders of the common stock of the Corporation or of any other class of stock or series thereof of the Corporation ranking junior to the Series B Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.
     2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.
     3. Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.
F. Voting Rights
     1. Except as described in this Section F, or except as required by applicable law, holders of the Series B Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation on any matter.
     2. If the Corporation does not pay dividends in full on the Series B Preferred Stock for eighteen monthly dividend periods, whether consecutive or not, the holders of outstanding shares of the Series B Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series B Preferred Stock and any such other stock will be entitled to convene such meeting. The provisions of the Restated Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series B Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods. Thereafter, the right to appoint two directors as described above would only arise if the Corporation does not pay dividends in full on the Series B Preferred Stock for eighteen additional monthly dividend periods.
     3. Any amendment, alteration or repeal of the terms of the Series B Preferred Stock by way of amendment of the Corporation’s Restated Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series B Preferred Stock) which would adversely affect the powers, preferences or rights of the Series B Preferred Stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of the Series B Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of the Series B Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the Series B Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series B Preferred Stock.
     The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
     4. No vote of the holders of the Series B Preferred Stock will be required for the Corporation to redeem or purchase and cancel the Series B Preferred Stock in accordance with the Restated Certificate of Incorporation of the Corporation.
     5. The Corporation will cause a notice of any meeting at which holders of any series of Preferred Stock are entitled to vote to be mailed to each record holder of such series of Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.

     6. Except as set forth in this Section F, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.
G. Rank
     1. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation, to the Corporation’s Series A Participating Cumulative Preferred Stock and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the Series B Preferred Stock (or to a number of series of Preferred Stock which includes the Series B Preferred Stock); (ii) on a parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on a parity with the Series B Preferred Stock (or with a number of series of Preferred Stock which includes the Series B Preferred Stock), and, in particular, with the 6.375% Noncumulative Monthly Income Preferred Stock, 2003 Series A; and (iii) subject to the provisions of Section F.3 hereof, junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the Series B Preferred Stock (or to a number of series of Preferred Stock which includes the Series B Preferred Stock). For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
H. Form of Certificate for Series B Preferred Stock; Transfer and Registration
     1. The Series B Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of Series B Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Series B Preferred Stock, as the sole owner of such share for all purposes.
     2. The transfer of a share of Series B Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series B Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.
     3. Registration of transfers of shares of Series B Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.
     4. The Corporation will not be required to register the transfer of a share of Series B Preferred Stock after such share has been called for redemption.
I. Replacement of Lost Certificates
     1. If any certificate for a share of Series B Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.
J. No Preemptive Rights
     1. Holders of the Series B Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Corporation.
K. No Repurchase at the Option of Holders; Miscellaneous
     1. Holders of the Series B Preferred Stock will have no right to require the Corporation to redeem or repurchase any shares of Series B Preferred Stock, and the shares of Series B Preferred Stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the Series B Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

ANNEX C
CERTIFICATE OF DESIGNATIONS
OF THE BOARD OF DIRECTORS OF
POPULAR, INC.
CONTINGENT CONVERTIBLE PERPETUAL
NON-CUMULATIVE PREFERRED STOCK, SERIES D
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of Popular, Inc. (the “Corporation”) and delegated to the Pricing Committee consisting of Richard L. Carrión, Frederic V. Salerno and Manuel Morales, Jr. (the “Pricing Committee”), in accordance with the provisions of its Restated Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and it hereby is created.
     FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:
     Section 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as the “Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D”, no par value, with a liquidation preference of $1,000 per share (or such other amount as may be determined pursuant to Section 5(a)) (the “Preferred Stock”) and the number of shares constituting the Preferred Stock initially shall be 1,150,000.
     Section 2. Ranking. The Preferred Stock shall rank, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (a) senior to (i) the Common Stock and (ii) each other class or series of capital stock issued by the Corporation which by its terms does not expressly provide that it ranks on a parity with or senior to the Preferred Stock (collectively, the “Junior Securities”) and (b) pari passu with each class or series of preferred stock issued by the Corporation the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock and in particular with the 6.375% Non-Cumulative Preferred Stock, 2003, Series A, and the 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B (collectively, the “Parity Securities”), in each case, whether now outstanding or to be issued in the future.
     Section 3. Dividends and Distributions.
          (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 3(b) and in Section 3(c), and no more.

          (b) Subject to Section 3(a), the Board of Directors may not declare and pay any dividend or make any distribution (including, but not limited to, regular quarterly dividends) in respect of Common Stock, whether in the form of cash or securities or any other form of property or assets, unless the Board of Directors declares and pays to the Holders, at the same time and on the same terms as holders of Common Stock, an amount per share of Preferred Stock equal to the product of (i) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which each share of Preferred Stock is then convertible.
          (c) In the event Shareholder Approval has not been obtained and the Preferred Stock has not been converted into Common Stock in full by September 15, 2010, in addition to dividends payable under Section 3(b), dividends shall be payable quarterly in arrears, when, as and if declared by the Board of Directors, on March 15, June 15, September 15 and December 15 of each year, or, if any such day is not a Business Day, the next Business Day, commencing December 15, 2010, and on the Mandatory Conversion Date (each, a “Section 3(c) Dividend Payment Date”) for each outstanding share of Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”). Dividends payable pursuant to this Section 3(c), including for the first Special Dividend Period and any Special Dividend Period that is shorter or longer than a fully quarterly Special Dividend Period, will be computed on the basis of a 360-day year of twelve 30-day months. No interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Preferred Stock paid later than the scheduled Section 3(c) Dividend Payment Date. Each period from and including a Section 3(c) Dividend Payment Date to but excluding the following Section 3(c) Dividend Payment Date is herein referred to as a “Section 3(c) Dividend Period.” To the extent payable and declared, such special dividends will accumulate during each dividend period from and including the immediately preceding dividend payment date (in the case of the initial dividend period, if applicable, September 15, 2010) to but excluding the immediately succeeding dividend payment date.
          (d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the same record date, which (i) with respect to dividends payable pursuant to Section 3(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 3(c), shall be on the first Business Day of the month in which the relevant Section 3(c) Dividend Payment Date occurs.
          (e) Dividends on the Preferred Stock, including Special Dividends, are non-cumulative. If the Board of Directors does not declare a dividend on the Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Corporation will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.

          (f) If full dividends payable pursuant to Section 3(b) or Section 3(c) on all outstanding shares of the Preferred Stock for the current dividend period have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets on any Junior Securities (other than a dividend payable solely in Junior Securities); (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any Junior Securities (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange or conversion of one Junior Security for or into another Junior Security, and other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities by the Corporation; or (iii) repurchase, redeem, or otherwise acquire for consideration any Parity Securities otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Securities except by conversion into or exchange for Junior Securities. The foregoing limitations do not apply to purchases or acquisitions of Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of its subsidiaries adopted before or after the Effective Date.
          (g) If full dividends payable pursuant to Section 3(b) or Section 3(c) on all outstanding shares of the Preferred Stock have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not declare, pay, or set aside for payment dividends on any Parity Securities for any period; provided, however, that to the extent that the Corporation declares dividends on the Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Preferred Stock and the aggregate of the current and accrued dividends due on any Parity Securities, which shall not include any accumulation for any prior dividend periods if such Preferred Stock does not have a cumulative dividend.
     Section 4. Voting Rights.
          (a) Except as described in this Section 4, or except as required by applicable law, Holders will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation on any matter.
          (b) If the Corporation does not pay dividends in full on the Preferred Stock for six quarterly dividend periods, whether consecutive or not, the holders of outstanding shares of the Preferred Stock, together with the holders of any other shares of preferred stock of the Corporation ranking equally with the Preferred Stock having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Preferred Stock and any such other Parity Securities will be entitled to convene such meeting. The provisions of the Restated Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Preferred Stock and each such other series of parity preferred stock for four consecutive quarterly dividend periods. Thereafter, the right to appoint two directors as described above would only arise if the Corporation does not pay dividends in full on the Preferred Stock for six additional quarterly dividend periods.
          (c) Any amendment, alteration or repeal of the terms of the Preferred Stock by way of amendment of the Corporation’s Restated Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Preferred Stock) which would adversely affect the powers, preferences or rights of the Preferred Stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two-thirds of the outstanding aggregate liquidation preference of the outstanding shares of the Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the aggregate liquidation preference of the outstanding shares of the Preferred Stock. The authorization or issuance of shares of the Corporation ranking senior to the Preferred Stock as to dividend rights or rights on liquidation or similar events will be considered a change requiring the consent of the holders of at least two-thirds of the outstanding aggregate liquidation preference of the Preferred Stock and the other outstanding series of preferred stock of the Corporation ranking equally with the Preferred Stock with similar voting rights, voting as a single class. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the Holders, authorize and issue shares of the Corporation that consist of Parity Securities or Junior Securities.
          (d) No vote of the Holders will be required for the Corporation to purchase and cancel the Preferred Stock in accordance with the Restated Certificate of Incorporation of the Corporation.
          (e) The Corporation will cause a notice of any meeting at which holders of the Preferred Stock are entitled to vote to be mailed to each record holder of the Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.

          (f) Except as set forth in this Section 4, Holders shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.
     Section 5. Liquidation, Dissolution or Winding Up.
          (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of Parity Securities or holders of any shares of the capital stock then outstanding ranking senior to the Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, the Holders then outstanding will be entitled to receive, out of the net assets legally available for distribution to shareholders after payment of all claims due to creditors of the Corporation, before any distribution or payment is made on any Junior Securities, a liquidating distribution equal to the greater of (i) the $1,000 per share liquidation preference of the shares of Preferred Stock and (ii) the value of the number of shares of Common Stock into which a share of Preferred Stock would convert at the then Conversion Rate if Shareholder Approval were obtained, subject to adjustment for stock splits, combinations, reclassifications or other similar events involving the Preferred Stock specified in Section 12 hereof, plus an amount equal to any declared and unpaid dividends, and such Holders shall be deemed to be the Holders of record for such dividend periods or portions thereof. After the payment to the Holders of the full amounts provided for in this Section 5(a), the Holders will have no right or claim to any of the Corporation’s remaining assets.
          (b) For the purpose of this Section 5, none of the following shall constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:
          (i) the sale, transfer, lease or conveyance of all or substantially all of the Corporation’s property or assets, individually or in a series of transactions;
          (ii) the consolidation or merger of the Corporation with or into any other Person; or
          (iii) the consolidation or merger of any other Person with or into the Corporation.
          (c) In the event the assets of the Corporation available for distribution to the holders of shares of preferred stock of the Corporation, including the Preferred Stock, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled, the Holders and the holders of Parity Securities, shall share ratably in any distribution of the assets of the Corporation based upon the proportion of the full respective liquidation preference of such series to the aggregate liquidation preference for all outstanding shares for each series of such Parity Securities.

          (d) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty calendar days prior to any payment date stated therein, to the Holders, at the address shown on the books of the Corporation or the Transfer Agent; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation’s ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
     Section 6. Mandatory Conversion on the Mandatory Conversion Date. Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, such share of Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Rate (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 11 hereof.
     Section 7. Maturity. The Preferred Stock shall be perpetual.
     Section 8. Redemption. The Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of the Holders at any time.
     Section 9. Conversion Procedures.
          (a) No later than two Business Days following the date of the Shareholder Approval, the Corporation shall provide notice of the conversion to each Holder (the “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate.
          (i) the Mandatory Conversion Date;
          (ii) the number of shares of Common Stock to be issued upon conversion of each share of the Preferred Stock held of record by such Holder and subject to such mandatory conversion; and
          (iii) the place or places where certificates for shares of Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.
          (b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, dividends shall no longer be declared on any share of Preferred Stock and each share of Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 3 and any other payments to which such Holder is otherwise entitled pursuant to Section 6, Section 11 or Section 13, as applicable.

          (c) No allowance or adjustment, except pursuant to the provisions contained in Section 12 hereof, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion thereof, shall not be deemed outstanding for any purpose, and the holder thereof shall have no rights with respect to Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for Common Stock or other securities issuable upon conversion) by virtue of holding such share of Preferred Stock (except to the extent of the dividends described in Section 3(b)).
          (d) Shares of Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. Subject to Section 4(b), the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock
          (e) The person or persons entitled to receive Common Stock and/or cash, securities or other property issuable upon conversion of Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.
          (f) On the Mandatory Conversion Date with respect to any share of Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Preferred Stock to the Corporation, or in the case of global certificates, a book-entry transfer through DTC will be made by the conversion agent, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes
     Section 10. Reservation of Common Stock.
          (a) Following receipt of the Shareholder Approval, the Corporation shall at all times reserve and keep available out of the authorized and unissued shares of Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of the Preferred Stock, that number of shares of Common Stock as shall be issuable upon the conversion of all the Preferred Stock then outstanding.

          (b) All shares of Common Stock delivered upon conversion of the Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     Section 11. Fractional Shares.
          (a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Preferred Stock.
          (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 6 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the average daily Closing Price per share of the Common Stock for each of the five consecutive Trading Days preceding the Trading Day immediately preceding the Mandatory Conversion Date.
          (c) If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.
     Section 12. Anti-Dilution Adjustments to the Conversion Rate.
          (a) Anti-Dilution Adjustments. The Conversion Rate and the number of shares of Common Stock to be delivered upon conversion shall be subject to the following adjustments if occurring at any time prior to the Mandatory Conversion Date:
          (i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Rate in effect immediately prior to the “ex-date” for such dividend or distribution will be multiplied by the following fraction:
OS’
OSo
Where,
OSo = the number of shares of Common Stock outstanding immediately prior to the opening of business on the “ex-date” for such dividend or distribution.
OS’ = the sum of the number of shares of Common Stock outstanding immediately prior to the “ex-date” for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

          (ii) Subdivisions, Splits and Combinations of the Common Stock. If the Corporation subdivides, splits, or combines the shares of Common Stock, then the Conversion Rate in effect immediately prior to the “ex-date” for such dividend or distribution will be multiplied by the following fraction:
OS’
OSo
Where,
OSo = the number of shares of Common Stock outstanding immediately prior to opening of business on the effective date of such share subdivision, split, or combination.
OS’ = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split, or combination.
          (iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately prior to the “ex-date” for such distribution will be multiplied by the following fraction:
OSo + X
OSo + Y
Where,
OSo = the number of shares of Common Stock outstanding immediately prior to the opening of business on the “ex-date” for such distribution.
X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.
          To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent will take into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board).

          (iv) Debt or Asset Distribution.
          (A) If the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section 12(a)(i) or Section 12(a)(ii) hereof, any rights or warrants referred to in Section 12(a)(iii) hereof, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation, and any dividend of             shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to in Section 12(a)(iv)(B) below), then the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution will be multiplied by the following fraction:
SPo
SPo — FMV
Where,
SPo = the Current Market Price per share of Common Stock on the date fixed for distribution.
FMV= the fair market value of the portion of the distribution applicable to one share of Common Stock as determined by the Board.
          (B) In a spin-off, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit, the Conversion Rate will be adjusted on the fifteenth Trading Day after the “ex-date” for the distribution by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by the following fraction:
MPo + MPs
MPo
Where,
MPo = the Current Market Price per share of Common Stock on the fifteenth Trading Day after the “ex-date” for the distribution.

MPs = the Current Market Price of the shares of the subsidiary representing the portion of distribution applicable to one share of Common Stock on the fifteenth Trading Day after the “ex-date” for the distribution.
          (v) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully complete a tender or exchange offer for Common Stock where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the tenth Trading Day after the expiration of the tender or exchange offer, immediately prior to the opening of business on the eleventh Trading Day after the expiration date of the tender or exchange offer, then the Conversion Rate in effect on the eleventh Trading Day after the expiration of the tender or exchange offer will be divided by the following fraction:
(SPo x OSo) — AC
SPo x (OSo — TS)
          Where,
          SPo = the Current Market Price per share of Common Stock on the tenth Trading Day after the expiration of the tender or exchange offer.
          OSo = the number of shares of Common Stock outstanding at the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
          AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.
          TS = the number of shares of Common Stock validly tendered and not withdrawn at the expiration of the tender or exchange offer.
          (vi) Rights Plans. To the extent that the Corporation has a rights plan in effect on the Mandatory Conversion Date, upon conversion of any Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          (b) Adjustment for Tax Reasons. The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 12, if the Board deems it advisable to avoid or diminish any income tax (imposed or to be imposed by any governmental authority) to holders of the Common Stock resulting from any dividend or distribution (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reason.

          (c) Calculation of Adjustments.
          (i) Adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% therein; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the earlier of the Mandatory Conversion Date and the date the Corporation consummates an acquisition, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
          (ii) No adjustment to the Conversion Rate need be made if Holders may participate, on an as-converted basis, in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of the Preferred Stock, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Preferred Stock. The Preferred Stock will participate in all dividends and distributions declared on shares of Common Stock as described in Section 3(b) and as a result no adjustments will be made to the Conversion Rate as a result of such dividends and distributions.
          (iii) The Conversion Rate shall not be adjusted:
               (A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
               (B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
               (C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Preferred Stock were first issued;
               (D) for a change in the par value or no par value of the Common Stock; or

               (E) for accumulated and unpaid dividends.
          (d) Whenever the Conversion Rate is to be adjusted in accordance with Section 12(a) or Section 12(b), the Corporation shall: (i) compute the Conversion Rate in accordance with Section 12(a) or Section 12(b), taking into account the 1% threshold set forth in Section 12(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 12(a) or Section 12(b), taking into account the 1% threshold set forth in Section 12(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 12(a) or Section 12(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.
          (e) The Corporation shall have the power to resolve any ambiguity or correct any error in this Section 12 and its action in so doing, as evidenced by a resolution of the Board, or a duly authorized committee thereof, shall be final and conclusive.
     Section 13. Reorganization Events.
          (a) In the event of:
               (i) any consolidation or merger of the Corporation with or into another Person in each case pursuant to which Common Stock will be converted into cash, securities or other property of the Corporation or another Person;
               (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation in each case pursuant to which Common Stock will be converted into cash, securities or other property;
               (iii) any reclassification of Common Stock into securities, including securities other than Common Stock; or
               (iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) pursuant to which Common Stock will be converted into cash, securities or other property;
(any such event specified in this Section 13(a), a “Reorganization Event”); each share of Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of Holders, remain outstanding but will become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which such share of Preferred Stock would then be convertible assuming the receipt of the Shareholder Approval (such securities, cash and other property, the “Exchange Property”).

          (b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property in respect of the Preferred Stock receivable upon conversion of any Preferred Stock in accordance with Section 6 hereof shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.
          (c) The above provisions of this Section 13 shall similarly apply to successive Reorganization Events and the provisions of Section 12 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
          (d) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13.
          (e) Notwithstanding anything to the contrary in this Section 13 or otherwise in this Certificate of Designations or the Restated Certificate of Incorporation, the Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party.
     Section 14. Replacement of Lost Certificates. If any certificate for a share of Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.
     Section 15. Form; Transfer and Registration.
          (a) The Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of Preferred Stock, including the Depository Trust Corporation and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Preferred Stock, as the sole owner of such share for all purposes.
          (b) The transfer of a share of Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

          (c) Registration of transfers of shares of Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.
     Section 16. No Preemptive Rights. Holders of the Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Corporation.
     Section 17. No Repurchase at the Option of Holders. Holders of the Preferred Stock will have no right to require the Corporation to redeem or repurchase any shares of Preferred Stock, and the shares of Preferred Stock are not subject to any sinking fund or similar obligation. Subject to the provisions of Section 3 of this Certificate of Designations, the Corporation may, at its option, purchase shares of the Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.
     Section 18. Miscellaneous.
          (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 209 Muñoz Rivera Avenue, 9th floor, San Juan, Puerto Rico 00918 Attn: Richard Barrios, SVP and Treasurer, or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder of the Preferred Stock or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
          (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     Section 19. Definitions. Unless otherwise defined herein, capitalized terms used in this Certificate of Designations shall have the following meanings:
     “Board” or “Board of Directors” means the Board of Directors of the Corporation.
     “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York or San Juan, Puerto Rico are authorized or required by law or executive order to close.
     “Certificate of Designations” means this Certificate of Designations dated April 14, 2010.
     “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation.
     “Closing Price” means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price, of the Common Stock or any securities distributed in a spin-off, as the case may be, on the Nasdaq Global Select Market on that date. If the Common Stock or any such securities distributed in a spin-off, as the case may be, is not then traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Common Stock or such securities on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such securities is so listed or quoted, or if the Common Stock or such securities is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock or such securities in the over-the-counter market as reported by the Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock or such securities on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation. For the purposes of this Certificate of Designations, all references herein to the closing sale price of the Common Stock on the Nasdaq Global Select Market shall be such closing sale price as reflected on the website of the Nasdaq Global Select Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that, in the event that there is a discrepancy between the closing sale price as reflected on the website of the Nasdaq Global Select Market and as reported by Bloomberg Professional Service, the closing sale price on the website of the Nasdaq Global Select Market shall govern.
     “Common Stock” as used in this Certificate of Designations means the common stock, par value $0.01 per share, of the Corporation.
     “Conversion Rate” shall mean, for each share of Preferred Stock, 333.3333 shares of Common Stock. The Conversion Rate shall be subject to adjustment as set forth in Section 12 herein.
     “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.
     “Corporation” shall have the meaning set forth in Section 1 hereof.
     “Current Market Price” on any date is the average of the daily Closing Price per share of Common Stock or other securities on each of the 10 consecutive Trading Days immediately preceding the earlier of the day before the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For the purposes of determining the adjustment to the Conversion Rate for the purposes of adjustment provision in Section 12(a)(iv) in the event of a spin-off, the “Current Market Price” per share of Common Stock or other securities means the average of the Closing Prices over the first ten Trading Days commencing on and including the fifth Trading Day following the “ex-date” for such distribution.
     “DTC” means The Depository Trust Company.
     “Effective Date” means the date on which shares of the Preferred Stock are first issued.
     “Ex-date” when used with respect to any such issuance or distribution, means the first date on which the shares of Common Stock or other securities trade or are quoted on the relevant exchange or quotation system in the relevant month, without the right to receive such issuance or distribution.
     “Exchange Property” shall have the meaning set forth in Section 13(a) hereof.
     “Holder” means the person in whose name the shares of the Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
     “Junior Securities” shall have the meaning set forth in Section 2 hereof.
     “Liquidation Preference” means, as to the Preferred Stock, $1,000 per share.
     “Mandatory Conversion Date” means the fifth Business Day following the date on which the Shareholder Approval has been received.
     “Notice of Mandatory Conversion” shall have the meaning set forth in Section 9(a) hereof.
     “Parity Securities” shall have the meaning set forth in Section 2 hereof.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
     “Preferred Stock” shall have the meaning set forth in Section 1 hereof.
     “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Preferred Stock, and its successors and assigns.
     “Reorganization Event” shall have the meaning set forth in Section 13(a) hereof.

     “Section 3(c) Dividend Payment Date” shall have the meaning set forth in Section 3(c) hereof.
     “Section 3(c) Dividend Period” shall have the meaning set forth in Section 3(c) hereof.
     “Senior Securities” shall have the meaning set forth in Section 2 hereof.
     “Shareholder Approval” means the approval by the holders of Common Stock of an amendment to the Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock to permit the full conversion of the Preferred Stock into Common Stock.
     “Special Dividend” shall have the meaning set forth in Section 3(c) hereof.
     “Special Dividend Rate” means (i) prior to September 15, 2010, 0% per annum, (ii) from and after September 15, 2010 to but not including March 15, 2011, 13% per annum, (iii) from and after March 15, 2011 to but not including September 15, 2011, 14% per annum, (iv) from and after September 15, 2011 to but not including March 15, 2012, 15% per annum and (v) from and after March 15, 2012, 16% per annum.
     “Trading Day” means a day on which the Common Stock:
     (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     “Transfer Agent” means the American Stock Transfer & Trust Co. acting as transfer agent, Registrar, paying agent and conversion agent for the Preferred Stock, and its successors and assigns.